UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 14, 2016
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 14, 2016, Finjan Holdings, Inc. (the “Company”), and its wholly-owned subsidiary, Finjan, Inc. (“Finjan”), issued a press release announcing that in Finjan’s patent infringement suit (3:13-cv-05808-HSG) against Proofpoint, Inc., Judge Haywood S. Gilliam, Jr. entered his Order Granting In Part and Denying In Part each side’s Motions for Summary Judgment, dated April 12, 2016 (Order, Docket No. 347). The Court ruled that triable issues of fact exist as to six of the eight asserted patents against Proofpoint and Armorize products, to be tried by jury. Trial is set for June 13, 2016.

Finjan will be proceeding to trial with the following six asserted patents: U.S. Patent Nos. 6,154,844; 7,058,822; 7,647,633; 7,975,305; 8,079,086; and 8,224,408, which cover cloud, endpoint, web and messaging security, and networking and perimeter defense technologies. Finjan US Patent Nos. 7,613,918 and 8,141,154 will not be included in the trial without any change to their validity.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

 Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 14, 2016, entitled “Finjan Provides Update on Summary Judgment Motions in Proofpoint Case – June 13th Trial to Proceed Against Proofpoint on Six of Finjan’s U.S. Patents.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: April 14, 2016	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer